Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Industrials Sector Bond Fund  (ISHENGN)
Master Total Return Portfolio of Master Bond LLC  (MF-
BOND)
iShares Core Total U.S. Bond Market ETF  (ISHAGG)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)



The Offering

Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:

05-28-2013


Security Type:

BND/CORP



Issuer

Northrop Grumman Corporation  (2023)


Selling
Underwriter

J.P. Morgan Securities LLC


Affiliated
Underwriter(s)

[X] PNC
[_] Other:


List of
Underwriter(s)

J.P. Morgan Securities LLC, Citigroup
Global Markets Inc., RBS Securities
Inc., Wells Fargo Securities, LLC,
Deutsche Bank Securities Inc., Goldman,
Sachs & Co., BNP Paribas Securities
Corp., Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Credit Suisse
Securities (USA) LLC, Mitsubishi UFJ
Securities (USA), Inc., Mizuho
Securities USA Inc., The Williams
Capital Group, L.P., U.S. Bancorp
Investments, Inc., ANZ Securities, Inc.,
Banca IMI S.p.A., Barclays Capital Inc.,
Lloyds Securities Inc., Morgan Stanley &
Co. LLC, Scotia Capital (USA) Inc., BNY
Mellon Capital Markets, LLC, Danske
Markets Inc., PNC Capital Markets LLC,
SMBC Nikko Capital Markets Limited,
UniCredit Capital Markets LLC, Drexel
Hamilton, LLC, Mischler Financial Group,
Inc.




Transaction Details
Date of Purchase

05-28-2013



Purchase
Price/Share
(per share / %
of par)

$99.462


Total
Commission,
Spread or
Profit

0.450%



1. Aggregate Principal Amount
Purchased (a+b)

$18,390,000


a. US Registered Funds
(Appendix attached with
individual Fund/Client purchase)

11,485,000


b. Other BlackRock Clients

$6,905,000


2. Aggregate Principal Amount of
Offering

$1,050,000,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)

1.751%



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[X]     U.S. Registered Public Offering
[Issuer must have 3 years of continuous operations]
[_]     Eligible Rule 144A Offering
[Issuer must have 3 years of continuous operations]
[_]     Eligible Municipal Securities
[Issuer must have 3 years of continuous operations]
[_]     Eligible Foreign Offering
[Issuer must have 3 years of continuous operations]
[_]     Government Securities Offering


Timing and Price (check ONE or BOTH)

[X]     The securities were purchased before the end of
the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_]     If the securities are offered for subscription
upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES
[_]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES
[_]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by: Dillip Behera                Date: 05-30-2013

Global Syndicate Team Member




Approved by: Steven DeLaura                Date: 06/04/13

Global Syndicate Team Member